Exhibit 99.1

Stephen Smith/Mary Anthes
The Hain Celestial Group, Inc.
516-587-5000

HAIN CELESTIAL ANNOUNCES SECOND QUARTER FISCAL YEAR 2015
RECORD NET SALES AND ADJUSTED EARNINGS PER SHARE

Net Sales Improve by 31%

Earnings Per Diluted Share $0.43
Adjusted Earnings Per Diluted Share $0.54

Updates Guidance

Lake Success, NY, February 4, 2015-The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading organic and natural products company with operations in North America, Europe and India providing consumers with A Healthier Way of Life™, today reported record results for its second quarter ended December 31, 2014.

Second Quarter Performance Highlights

•	Record second quarter net sales of $696.4 million; record adjusted net sales of $701.7 million, a 31% increase over the prior year period adjusted net sales

•
Earnings per diluted share of $0.43, which includes an after-tax charge of $4.5 million for the nut butter voluntary recall; record second quarter adjusted earnings per diluted share of $0.54, a 26% increase over the prior year period adjusted earnings per diluted share

•	Operating income $74.0 million; adjusted operating income $87.4 million, a 31% increase over the prior year period adjusted operating income

“We delivered a strong quarter across our diverse portfolio of worldwide brands, overcoming foreign currency impacts to deliver our 17th consecutive quarter of year-over-year double digit sales and adjusted earnings growth,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial. “I am happy to continue to see our organic growth across the business and our high single digit consumption growth in our U.S. business. The health and wellness industry has a robust outlook, and we are well-positioned to capitalize on this future growth with consumers through our distribution of branded organic, natural and better-for-you product offerings in over 65 countries.”

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

Second Quarter Fiscal Year 2015
The Company reported record net sales of $696.4 million and adjusted net sales of $701.7 million, a 31% increase, as adjusted for the nut butter voluntary recall. Hain Celestial US reported record second quarter net sales of $354.0 million and record second quarter adjusted net sales of $359.3 million, an increase of 10% over the prior year second quarter, which includes a $5.3 million sales adjustment for the nut butter voluntary recall. In the United Kingdom, net sales were $200.8 million, a 38% increase which included approximately $50 million from the acquisition of Tilda, and the Rest of the World segment reported net sales of $55.4 million. Hain Pure Protein Corporation (HPPC) reported net sales of $86.2 million. The Company had strong brand contribution led by double digit growth from Sensible Portions®, The Greek Gods®, Terra®, Garden of Eatin’®, Imagine®, Little Bear®, WestSoy®, Nile Spice®, Plainville Farms®, Hartley’s®, Lima®, Natumi®, Frank Cooper’s®, Jason®, Avalon Organic® and Alba Botanica®. Sales of the Rudi’s Organic Bakery®, FreeBird® and Plainville Farms® brands acquired after the second quarter of fiscal year 2014 also contributed to the growth in net sales.

The Company earned net income of $44.6 million and adjusted net income of $55.5 million for the second quarter. Earnings per diluted share was $0.43 and on an adjusted basis was $0.54, a 26% increase from the prior year second quarter. Refer to Non-GAAP Financial Measures for adjustments.

Fiscal Year 2015 Guidance
The Company updated its annual net sales guidance by approximately $70 million for foreign currency and in addition approximately $20 million, net, primarily related to the nut butter recall and a fire affecting its Tilda manufacturing facility:

•	Total net sales range of $2.650 billion to $2.675 billion; an increase of approximately 23% to 24% as compared to fiscal year 2014.

•	Earnings range of $1.85 to $1.89 per diluted share; an increase of 17% to 19% as compared to fiscal year 2014.

With respect to the cadence of the second half of Company’s fiscal year, the Company expects net sales to be slightly higher in the fourth quarter, as compared to the third quarter, while 40% to 45% of the Company’s earnings will be in the third quarter and the balance in the fourth quarter.

Guidance is provided for continuing operations on a non-GAAP basis and excludes acquisition-related expenses, integration and restructuring charges, factory start-up costs, unrealized net foreign currency gains or losses, reserves for litigation settlements and other non-recurring items including any product recalls or market withdrawals that have been or may be incurred during the Company’s fiscal year 2015, which the Company will continue to identify as it reports its future financial results. Guidance excludes the impact of any future acquisitions.

Segment Results
The Company’s operations are managed into the following segments: United States, United Kingdom, HPPC and Rest of World (comprised of Canada and Continental Europe).

The following is a summary of second quarter and six month results by reportable segment:

(dollars in thousands)	United States	United Kingdom	HPPC	Rest of World	Corporate / Other	Total
NET SALES
Net sales - Three months ended 12/31/14	$353,969	$200,797	$86,216	$55,401	$—	$696,383
Non-GAAP Adjustments [1]	$5,331	$—	$—	$—	$—	$5,331
Adjusted net sales - Three months ended 12/31/14	$359,300	$200,797	$86,216	$55,401	$—	$701,714

Net sales - Three months ended 12/31/13 [2]	$327,725	$146,051	$—	$61,103	$—	$534,879

% change - FY'15 adjusted net sales vs. FY'14 net sales	9.6%	37.5%		(9.3)%		31.2%

OPERATING INCOME
Three months ended 12/31/14
Operating income	$55,591	$12,263	$7,715	$5,613	$(7,170)	$74,012
Non-GAAP Adjustments [1]	$7,555	$5,189	$—	$—	$627	$13,371
Adjusted operating income	$63,146	$17,452	$7,715	$5,613	$(6,543)	$87,383
Adjusted operating income margin	17.6%	8.7%	8.9%	10.1%		12.5%

Three months ended 12/31/13
Operating income	$56,510	$12,001	$—	$3,996	$(8,194)	$64,313
Non-GAAP Adjustments [1]	$482	$1,296	$—	$336	$437	$2,551
Adjusted operating income	$56,992	$13,297	$—	$4,332	$(7,757)	$66,864
Adjusted operating income margin	17.4%	9.1%		7.1%		12.5%

(1) See accompanying tables of "Reconciliation of GAAP Results to Non-GAAP Measures"
(2) There were no non-GAAP adjustments to net sales for the three months ended 12/31/13

(dollars in thousands)	United States	United Kingdom	HPPC	Rest of World	Corporate / Other	Total
NET SALES
Net sales - Six months ended 12/31/14	$690,884	$373,076	$156,886	$106,794	$—	$1,327,640
Non-GAAP Adjustments [1]	$15,773	$—	$—	$928	$—	$16,701
Adjusted net sales - Six months ended 12/31/14	$706,657	$373,076	$156,886	$107,722	$—	$1,344,341

Net sales - Six months ended 12/31/13 [2]	$639,720	$260,046	$—	$112,597	$—	$1,012,363

% change - FY'15 adjusted net sales vs. FY'14 net sales	10.5%	43.5%		(4.3)%		32.8%

OPERATING INCOME
Six months ended 12/31/14
Operating income	$85,181	$17,858	$11,534	$6,248	$(17,982)	$102,839
Non-GAAP Adjustments [1]	$30,358	$8,164	$140	$2,187	$2,496	$43,345
Adjusted operating income	$115,539	$26,022	$11,674	$8,435	$(15,486)	$146,184
Adjusted operating income margin	16.4%	7.0%	7.4%	7.8%		10.9%

Six months ended 12/31/13
Operating income	$102,876	$13,912	$—	$6,444	$(19,147)	$104,085
Non-GAAP Adjustments [1]	$482	$1,296	$—	$802	$3,216	$5,796
Adjusted operating income	$103,358	$15,208	$—	$7,246	$(15,931)	$109,881
Adjusted operating income margin	16.2%	5.8%		6.4%		10.9%

(1) See accompanying tables of "Reconciliation of GAAP Results to Non-GAAP Measures"
(2) There were no non-GAAP adjustments to net sales for the six months ended 12/31/13

Webcast
Hain Celestial will host a conference call and webcast at 8:30 AM Eastern Time today to review its second quarter fiscal year 2015 results. The conference call will be webcast and available under the Investor Relations section of the Company’s website at www.hain.com.

Upcoming Events
The Company is scheduled to present at the 2015 Consumer Analyst Group of New York (“CAGNY”) Conference on Tuesday, February 17, 2015 at 4:15 PM. A live audio webcast and a replay of the event will be available under the Investor Relations section of the Company's website at www.hain.com.

The Hain Celestial Group, Inc.
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe and India. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Casbah®, Rudi’s Organic Bakery®, Gluten Free Café™, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Robertson’s®, Frank

Cooper’s®, Linda McCartney®, Lima®, Danival®, Natumi®, GG UniqueFiber®, Tilda®, JASON®, Avalon Organics®, Alba Botanica® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

Safe Harbor Statement
Certain statements contained in this press release constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Words such as “plan,” “continue,” “expect,” “expected,” “anticipate,” “intend”, “estimate,” “believe,” “seek”, “may,” “potential,” “can,” “positioned,” “should,” “future,” “look forward”, “outlook”, and similar expressions, or the negative of those expressions, may identify forward-looking statements. These forward-looking statements include the Company’s beliefs or expectations relating to (i) the Company’s guidance for net sales and earnings per diluted share for fiscal year 2015, and (ii) growth trends and distribution opportunities. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the Company’s actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the Company’s ability to achieve its guidance for net sales and earnings per diluted share in fiscal year 2015 given the economic environment in the U.S. and other markets that it sells products as well as economic, political and business conditions generally and their effect on the Company’s customers and consumers' product preferences, and the Company’s business, financial condition and results of operations; changes in estimates or judgments related to the Company’s impairment analysis of goodwill and other intangible assets, as well as with respect to the Company's valuation allowances of its deferred tax assets; the Company’s ability to implement its business and acquisition strategy; the ability of the Company’s joint venture investment to successfully execute its business plan; the Company’s ability to realize sustainable growth generally and from investments in core brands, offering new products and its focus on cost containment, productivity, cash flow and margin enhancement in particular; the Company’s ability to effectively integrate its acquisitions; the Company’s ability to successfully consummate its proposed divestitures; the effects on the Company’s results of operations from the impacts of foreign exchange; competition; the success and cost of introducing new products as well as the Company’s ability to increase prices on existing products; availability and retention of key personnel; the Company’s reliance on third party distributors, manufacturers and suppliers; the Company’s ability to maintain existing customers and secure and integrate new customers; the Company’s ability to respond to changes and trends in customer and consumer demand, preferences and consumption; international sales and operations; changes in fuel, raw material and commodity costs; changes in, or the failure to comply with, government regulations; the availability of organic and natural ingredients; the loss of one or more of the Company’s manufacturing facilities; the ability to use the Company’s trademarks; reputational damage; product liability; product recall or market withdrawal; seasonality; litigation; the Company's reliance on its information technology systems; and the other risks detailed from time-to-time in the Company’s reports filed with the SEC, including the annual report on Form 10-K for the fiscal year ended June 30, 2014. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including adjusted net sales, adjusted gross profit, adjusted operating income, and adjusted income from continuing operations, adjusted income per diluted share from continuing operations and adjusted EBITDA (defined below) and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures including adjustments for the recall and withdrawal are presented in the tables “Reconciliation of GAAP Results to Non-GAAP Measures” for the three months and six months ended December 31, 2014 and 2013 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Income presented in accordance with GAAP.

The Company defines adjusted EBITDA as net income (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, impairment of long lived assets, equity in the earnings of non-consolidated affiliates, stock based compensation, acquisition-related expenses, including integration and restructuring charges, and other non-recurring items. The Company’s management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the Company and as a component of performance-based executive compensation.

For the three and six months ended December 31, 2014 and 2013, adjusted EBITDA was calculated as follows:

	3 Months Ended		6 Months Ended
	12/31/2014	12/31/2013	12/31/2014	12/31/2013
	(dollars in thousands)		(dollars in thousands)
Net Income	$44,575	$41,231	$63,430	$68,886
Income taxes	20,931	19,748	26,997	28,499
Interest expense, net	5,882	5,209	11,974	10,494
Depreciation and amortization	14,322	11,355	28,902	21,808
Equity in earnings of affiliates	(308)	(1,473)	(328)	(2,045)
Stock based compensation	3,060	3,400	5,999	6,637
Subtotal	$88,462	$79,470	$136,974	$134,279
Adjustments (a)	13,371	1,402	38,012	4,647
Adjusted EBITDA	$101,833	$80,872	$174,986	$138,926

(a) The adjustments include all adjustments in the table "Reconciliation of GAAP Results to Non-GAAP Measures" except for unrealized currency impacts, gain on disposal of investment held for sale, interest accretion and other items, net and taxes.

For the six months ended December 31, 2014 and 2013, operating free cash flow was calculated as follows:

The Company defines Operating Free Cash Flow as cash provided from or used in operating activities (a GAAP measure) less capital expenditures. The Company views operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments. For the six-months ended December 31, 2014 and 2013, operating free cash flow was calculated as follows:

	6 Months Ended
	12/31/2014	12/31/2013
	(dollars in thousands)
Cash flow provided by operating activities	$54,251	$73,488
Purchases of property, plant and equipment	(25,766)	(20,822)
Operating free cash flow	$28,485	$52,666

Operating free cash flow for the six-months ended December 31, 2014 was $28.5 million, compared to $52.7 million in the prior year period. Our current period operating free cash flow was impacted primarily by the effects of our MaraNatha® nut butter recall and working capital requirements on a higher sales base.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(In thousands)

	December 31,	June 30,
	2014	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$135,227	$123,751
Trade receivables, net	321,523	287,915
Inventories	372,146	320,251
Deferred income taxes	25,592	23,780
Other current assets	50,877	47,906
Total current assets	905,365	803,603

Property, plant and equipment, net	333,824	310,661
Goodwill, net	1,093,589	1,134,368
Trademarks and other intangible assets, net	622,467	651,482
Investments and joint ventures	6,572	36,511
Other assets	29,886	28,692
Total assets	$2,991,703	$2,965,317

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$258,139	$239,162
Accrued expenses and other current liabilities	81,857	84,906
Current portion of long-term debt	89,347	100,096
Total current liabilities	429,343	424,164

Long-term debt, less current portion	785,845	767,827
Deferred income taxes	151,316	148,439
Other noncurrent liabilities	4,550	5,020
Total liabilities	1,371,054	1,345,450

Stockholders' equity:
Common stock*	1,048	516
Additional paid-in capital*	1,027,769	969,697
Retained earnings	693,048	629,618
Accumulated other comprehensive income	(48,950)	60,128
Subtotal	1,672,915	1,659,959
Treasury stock	(52,266)	(40,092)
Total stockholders' equity	1,620,649	1,619,867

Total liabilities and stockholders' equity	$2,991,703	$2,965,317
* Amounts as of June 30, 2014 have been retroactively adjusted to reflect a two-for-one stock split of our common stock in the form of a 100% stock dividend.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)

Net sales	$696,383	$534,879	$1,327,640	$1,012,363
Cost of sales	529,056	391,802	1,034,469	750,163
Gross profit	167,327	143,077	293,171	262,200

Selling, general and administrative expenses	88,621	75,237	179,545	148,824
Amortization of acquired intangibles	4,303	3,647	8,812	7,115
Acquisition related expenses including integration and restructuring charges, net	391	(120)	1,975	2,176

Operating income	74,012	64,313	102,839	104,085

Interest expense and other expenses	8,814	5,955	12,740	9,893
Income before income taxes and equity in earnings of equity-method investees	65,198	58,358	90,099	94,192
Income tax provision	20,931	19,748	26,997	28,499
(Income) of equity-method investees, net of tax	(308)	(1,473)	(328)	(2,045)

Income from continuing operations	44,575	40,083	63,430	67,738
Loss from discontinued operations, net of tax	—	1,148	—	1,148
Net income	$44,575	$41,231	$63,430	$68,886

Basic net income per share*:
From continuing operations	$0.44	$0.42	$0.63	$0.71
From discontinued operations	—	0.01	—	0.01
Net income per share - basic	$0.44	$0.43	$0.63	$0.72

Diluted net income per share*:
From continuing operations	$0.43	$0.41	$0.62	$0.69
From discontinued operations	—	0.01	—	0.01
Net income per share - diluted	$0.43	$0.42	$0.62	$0.70

Weighted average common shares outstanding:
Basic	101,267	96,038	100,975	95,726
Diluted	103,226	98,370	102,941	98,120

*Share and per share amounts for the three and six months ended December 31, 2013 have been retroactively adjusted to reflect a two-for-one stock split of our common stock in the form of a 100% stock dividend.

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(in thousands, except per share amounts)

	Three Months Ended December 31,
	2014 GAAP	Adjustments	2014 Adjusted	2013 Adjusted
	(Unaudited)

Net Sales	$696,383	$5,331	$701,714	$534,879
Cost of sales	529,056	(5,089)	523,967	389,586
Gross profit	167,327	10,420	177,747	145,293
Selling, general and administrative expenses	88,621	(2,560)	86,061	74,782
Amortization of acquired intangibles	4,303	—	4,303	3,647
Acquisition related expenses including integration and restructuring charges, net	391	(391)	—	—
Operating income	74,012	13,371	87,383	66,864
Interest and other expenses, net	8,814	(2,626)	6,188	6,046
Income before income taxes and equity in earnings of equity-method investees	65,198	15,997	81,195	60,818
Income tax provision	20,931	5,054	25,985	19,604
(Income) of equity-method investees, net of tax	(308)	—	(308)	(1,473)
Income from continuing operations	$44,575	$10,943	$55,518	$42,687

Income per share from continuing operations - basic	$0.44	$0.11	$0.55	$0.44

Income per share from continuing operations - diluted	$0.43	$0.11	$0.54	$0.43

Weighted average common shares outstanding*:
Basic	101,267		101,267	96,038
Diluted	103,226		103,226	98,370
*Share and per share amounts for the three months ended December 31, 2013 have been retroactively adjusted to reflect a two-for-one stock split of our common stock in the form of a 100% stock dividend.

	FY 2015		FY 2014
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Nut butter recall	$5,331	$2,026	$—	$—
Net sales	5,331	2,026	—	—

Nut butter recall	(496)	(188)	—	—
Fakenham inventory allowance for fire	900	187	—	—
UK Factory start-up costs	3,289	682	1,677	426
Acquisition related integration costs	1,396	364	102	23
Co-pack contract termination costs	—	—	437	166
Cost of sales	5,089	1,045	2,216	615

Nut butter recall	2,432	924	—	—
Litigation expenses	128	49	455	173
Selling, general and administrative expenses	2,560	973	455	173

Acquisition related fees and expenses, integration and restructuring charges	391	142	1,661	534
Contingent consideration (income) expense, net	—	—	(1,781)	(1,117)
Acquisition related (income) expenses including integration and restructuring charges	391	142	(120)	(583)

Unrealized currency impacts	2,626	868	(98)	(149)
Gain on disposal of investment held for sale	—	—	(234)	(89)
Accretion of contingent consideration	—	—	241	82
Interest and other expenses, net	2,626	868	(91)	(156)

Nondeductible acquisition related transaction expenses	—	—	—	(193)
Income tax provision	—	—	—	(193)

Total adjustments	$15,997	$5,054	$2,460	$(144)

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(in thousands, except per share amounts)

	Six Months Ended December 31,
	2014 GAAP	Adjustments	2014 Adjusted	2013 Adjusted
	(Unaudited)

Net Sales	$1,327,640	$16,701	$1,344,341	$1,012,363
Cost of sales	1,034,469	(19,131)	1,015,338	747,222
Gross profit	293,171	35,832	329,003	265,141
Selling, general and administrative expenses	179,545	(5,538)	174,007	148,145
Amortization of acquired intangibles	8,812	—	8,812	7,115
Acquisition related expenses including integration and restructuring charges, net	1,975	(1,975)	—	—
Operating income	102,839	43,345	146,184	109,881
Interest and other expenses, net	12,740	(250)	12,490	12,065
Income before income taxes and equity in earnings of equity-method investees	90,099	43,595	133,694	97,816
Income tax provision	26,997	16,830	43,827	31,848
(Income) of equity-method investees, net of tax	(328)	—	(328)	(2,045)
Income from continuing operations	$63,430	$26,765	$90,195	$68,013

Income per share from continuing operations - basic	$0.63	$0.27	$0.89	$0.71

Income per share from continuing operations - diluted	$0.62	$0.26	$0.88	$0.69

Weighted average common shares outstanding*:
Basic	100,975		100,975	95,726
Diluted	102,941		102,941	98,120
*Share and per share amounts for the six months ended December 31, 2013 have been retroactively adjusted to reflect a two-for-one stock split of our common stock in the form of a 100% stock dividend.

	FY 2015		FY 2014
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Nut butter recall	$15,773	$5,994	$—	$—
European non-dairy beverage withdrawal	928	316	—	—
Net sales	16,701	6,310	—	—

Nut butter recall	9,428	3,583	—	—
European non-dairy beverage withdrawal	1,259	428	—	—
Fakenham inventory allowance for fire	900	187	—	—
UK factory start-up costs	6,021	1,249	2,143	584
Acquisition related and other integration costs	1,523	390	361	82
Co-pack contract termination costs	—	—	437	166
Cost of sales	19,131	5,837	2,941	832

Nut butter recall	4,909	1,864	—	—
Litigation expenses	373	142	455	173
Acquisition related integration costs	256	77	—	—
Expenses related to third party sale of common stock	—	—	224	85
Selling, general and administrative expenses	5,538	2,083	679	258

Acquisition related fees and expenses, integration and restructuring charges	1,694	637	3,957	1,314
Contingent consideration (income) expense, net	281	—	(1,781)	(1,117)
Acquisition related (income) expenses including integration and restructuring charges	1,975	637	2,176	197

Unrealized currency impacts	5,816	1,933	(2,417)	(1,047)
Gain on disposal of investment held for sale	(311)	—	(234)	(89)
Gain on pre-existing investment in HPPC	(5,334)	—	—	—
Interest accretion and other items, net	79	30	479	164
Interest and other expenses, net	250	1,963	(2,172)	(972)

Nondeductible acquisition related transaction expenses	—	—	—	(193)
Discrete tax benefit resulting from enacted tax rate change	—	—	—	3,777
Increase in unrecognized tax benefits	—	—	—	(550)
Income tax provision	—	—	—	3,034

Total adjustments	$43,595	$16,830	$3,624	$3,349